China ACM Reports First Quarter Fiscal Year 2016 Results, Provides Quarterly Guidance for the Second Quarter of Fiscal Year 2016, and Updates the Full Year Guidance for Fiscal Year 2016

China Advanced Construction Materials Group, Inc. (Nasdaq: CADC) ("China ACM" or the "Company"), a provider of ready-mix concrete and related technical services in China, on November 17, 2015, reported financial results for the quarter ended September 30, 2015, i.e., the first quarter of the fiscal year 2016.

First Quarter Fiscal Year 2016 Financial Highlights

  Revenue decreased by 36% year over year to $13.5 million;
  Gross profit of $1.6 million, decreased by $0.3 million further year over year;
  Net loss of $1.1 million or basic LPS $(0.5);
  $26.7 million in working capital as of September 30, 2015.

First Quarter Fiscal Year 2016 Results

Revenue. For the three months ended September 30, 2015, we generated total revenue of approximately $13.5 million compared to approximately $21.2 million during the three months ended September 30, 2014, a decrease of approximately $7.7 million or 36%. The decrease in revenue was principally due to the decreased sales volume resulted from an approximately three weeks of government-mandated suspension of industrial activities in the city of Beijing where multiple international events were hosted during the period.

Cost of Revenue. For the three months ended September 30, 2015, total cost of revenue was approximately $11.9 million compared to approximately $19.3 million for the three months ended September 30, 2014, a decrease of approximately $7.5 million, or 39%. The decrease in cost of revenue was primarily associated to the decrease in production from our concrete plants during the three months ended September 30, 2015 compared to the three months ended September 30, 2014.

Gross Profit. Total gross profit was approximately $1.6 million for the three months ended September 30, 2015, as compared to gross profit of approximately $1.9 million for the three months ended September 30, 2014, a decrease of approximately $0.3 million, which was primarily due to the decrease of production volume.

(Provision for) Recovery of Doubtful Accounts. We incurred provision for doubtful accounts of approximately $0.9 million for the three months ended September 30, 2015; while for the three months ended September 30, 2014, we had a recovery of doubtful accounts of approximately $1.0 million.

Selling, General and Administrative Expenses. We incurred selling, general and administrative expenses of approximately $1.5 million for the three months ended September 30, 2015, a decrease of approximately $1.2 million, or 42%, as compared to approximately $2.7 million for the three months ended September 30, 2014. We incurred approximately $0.3 million of stock-based compensation for the three months ended September 30, 2015, which was primarily offset by the decreases of $0.3 million in consulting expense, $0.2 million in rent and $0.3 million in salary as compared to the three months ended September 30, 2014.

Research and Development Expenses. Research and development expenses for the three months ended September 30, 2015 was $0.1 million, a decrease of approximately $0.4 million, or 74%, as compared to approximately $0.5 million for the three months ended September 30, 2014. The Company’s research and development expenditure was maintained at a similar percentage year over year as to the revenue and was adjusted based on economic outlook, plus discretionary spending on projects that were deemed to help improve our competitive advantage.

Net Loss (Income). We incurred net loss of approximately $1.1 million for the three months ended September 30, 2015, as compared to net income of approximately $0.1 million for the three months ended September 30, 2014. Such change of approximately $1.2 million from net income to net loss was the result of the combination of the changes as discussed above.

Balance Sheet Overview

China ACM had working capital of $26.7 million at September 30, 2015, including $1.3 million in cash and equivalents, $7.3 million in restricted cash, $5.2 million in short term investment, $38.4 million in accounts and notes receivable, $43.6 million in prepayments and advances, $1.1 million in other receivables and $73.3 million in current liabilities. Shareholders' equity was $37.0 million compared with $39.7 million at June 30, 2015. The total number of shares outstanding as of September 30, 2015 was approximately 2.2 million.

Second Quarter and Full Year Guidance of Fiscal Year 2016

For the second quarter ending December 31, 2015, management expects to earn revenue of between $12.0 and $14.0 million, and incur a net loss of between $0.5 million and $1.5 million, resulting in a loss per share of between $ 0.23 and $0.68 based on fully diluted shares of 2.2 million as of November 11, 2015.

For the full fiscal year ended June 30, 2016, management expects to earn revenue of between $40 million and $60 million, net loss of between $2 and $4 million, and a loss per share of between $0.91 and $1.82 based on fully diluted shares of 2.2 million as of November 11, 2015.

Conference call

The company will host a conference call with a live webcast and a full Q&A session on Tuesday November 17, 2015, at 7:00 a.m., Eastern Time, to discuss financial results for the first quarter of the 2016 Fiscal Year.

Individuals interested in participating in the conference call may do so by dialing 877-407-8031 from the United States, or +1 201-689-8031 from outside the United States and referencing conference ID number 13609429.

To participate in the conference call, please refer to the following dial-in information:
Phone number: +86-10-65652889
Conference number: 53610
Password: 22225361

To pre-check system compatibility prior to the call, visit http://www.investorcalendar.com/aboutus/HelpDesk.asp
A webcast replay will be available until December 17, 2015 at 11:59 PM.
Replay Number (Toll Free): 1-877-660-6853
Replay Number (International): 1-201-612-7415

About China ACM

China ACM is a producer of advanced, certified eco-friendly ready-mix concrete (RMC) and provider of related technical services for large scale, and other complex infrastructure projects. Leveraging its proprietary technology and value-add engineering services model, the Company has won work on many high profile projects including the 30,000 km China HSR expansion, the Olympic Stadium Bird's Nest, Beijing South Railway Station, Beijing International Airport, National Centre for Performing Arts, CCTV Headquarters, Beijing Yintai Building and U.S. and French embassies in China. More information about the Company is available at www.china-acm.com, the Company routinely updates information in its website.

Forward-Looking Statements

This press release contains statements that are forward-looking in nature, including statements regarding the Company's competitive position and product and service offerings. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; and the Company's ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in "Item 1A. Risk Factors" in China ACM's Annual Report on Form 10-K for the fiscal year ended June 30, 2014. China ACM does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	June 30,
ASSETS	2015	2015

CURRENT ASSETS:
Cash and cash equivalents	$1,330,537	$2,691,915
Restricted cash	7,304,744	11,062,358
Accounts and notes receivable, net of allowance for doubtful accounts of $27,443,778 and $28,209,249, as of September 30, 2015 and June 30, 2015, respectively	38,389,227	40,357,169
Inventories	1,348,522	1,416,664
Short term investments	5,187,023	5,401,499
Other receivables	1,051,306	1,080,187
Prepayments and advances	43,635,237	52,478,097
Deferred tax assets	1,763,825	1,836,757
Total current assets	100,010,421	116,324,646

PROPERTY PLANT AND EQUIPMENT, net	9,477,949	10,155,848

ADVANCES ON EQUIPMENT PURCHASES, net of allowance of $3,723,184 and
$3,578,891 as of September 30, 2015 and June 30, 2015, respectively	859,196	1,684,064

Total assets	$110,347,566	$128,164,558

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short term loans, banks and bank guarantees	$16,506,000	$26,355,700
Notes payable	26,173,800	30,530,050
Accounts payable	25,787,644	23,399,883
Customer deposits	728,388	1,284,579
Other payables	1,220,749	2,704,233
Other payables - shareholders	142,143	83,678
Accrued liabilities	1,921,408	2,603,662
Capital lease obligations - current	684,215	1,489,384
Taxes payable	157,947	12,859
Total current liabilities	73,322,294	88,464,028

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

Preferred stock $0.001 par value, 1,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized, 2,180,799 shares issued and outstanding as of September 30 and June 30, 2015	2,181	2,181
Additional paid-in-capital	38,373,584	38,373,584
Accumulated deficit	(16,490,968)	(15,398,817)
Statutory reserves	6,248,357	6,248,357
Accumulated other comprehensive income	8,892,118	10,475,225
Total shareholders' equity	37,025,272	39,700,530
Total liabilities and shareholders' equity	$110,347,566	$128,164,558

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	For the three months ended
	September 30,
	2015	2014
REVENUE
Sales of concrete	$13,472,831	$20,900,690
Manufacturing services	-	313,063
Total revenue	13,472,831	21,213,753

COST OF REVENUE
Concrete	11,855,331	19,045,388
Manufacturing services	-	283,452
Total cost of revenue	11,855,331	19,328,840

GROSS PROFIT	1,617,500	1,884,913

RECOVERY OF (PROVISION FOR) DOUBTFUL ACCOUNTS	(894,784)	1,027,973
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(1,544,688)	(2,667,304)
RESEARCH AND DEVELOPMENT EXPENSES	(130,446)	(500,167)
LOSS REALIZED FROM DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT	-	(80,732)

LOSS FROM OPERATIONS	(952,418)	(335,317)

OTHER (EXPENSE) INCOME, NET
Subsidy income	-	645,805
Non-operating expense, net	(132,894)	(118,764)
Interest income	171,836	703,509
Interest expense	(178,675)	(473,659)
TOTAL OTHER (LOSS) INCOME, NET	(139,733)	756,891

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(1,092,151)	421,574

PROVISION FOR INCOME TAXES	-	(336,664)

NET (LOSS) INCOME	$(1,092,151)	$84,910

COMPREHENSIVE LOSS:
Net (loss) Income	$(1,092,151)	$84,910
Foreign currency translation adjustment	(1,583,107)	74,449

COMPREHENSIVE (LOSS) INCOME	$(2,675,258)	$159,359

LOSS PER COMMON SHARE
Weighted average number of shares:
Basic	2,180,799	1,591,188
Diluted	2,180,799	1,625,427

(Loss) Earnings per share:
Basic	$(0.50)	$0.05
Diluted	$(0.50)	$0.05

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the three months ended
	September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,092,151)	$84,910
Adjustments to reconcile net (loss) income to cash provided by (used in) operating activities:
Depreciation	513,775	561,922
Stock-based compensation expense	311,719	43,900
Deferred tax provision	-	99,275
Provision (Recovery) for doubtful accounts	894,784	(1,027,973)
Loss realized from disposal of property, plant and equipment	-	80,732
Changes in operating assets and liabilities
Accounts and notes receivable	(3,073)	(2,026,485)
Inventories	12,072	(142,011)
Other receivables	(258,194)	(453,437)
Prepayments and advances	6,362,149	(3,574,741)
Accounts payable	3,367,535	(669,926)
Customer deposits	(512,897)	30,270
Other payables	(1,620,638)	136,481
Accrued liabilities	(618,893)	49,583
Taxes payable	147,821	73,452
Net cash provided by (used in) operating activities	7,504,009	(6,734,048)

CASH FLOWS FROM INVESTING ACTIVITIES:
Redemptions of short-term investments, net	-	4,057,500
Purchase of property, plant and equipment	-	(29,344)
Net cash provided by investing activities	-	4,028,156

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loans and bank guarantees	3,192,000	9,575,700
Payments of short term loans and bank guarantees	(12,129,600)	(27,672,150)
Payments of short term loans - other	-	(3,246,000)
Proceeds from notes payable	14,922,600	17,122,650
Payments of notes payable	(18,114,600)	(9,738,000)
Payable to shareholder	58,466	38,745
Principal payments on capital lease obligations	(74,831)	(167,857)
Restricted cash	3,369,026	4,064,546
Proceeds from issuance of common stock	-	1,167,552
Net cash used in financing activities	(8,776,939)	(8,854,814)

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	(88,448)	58,555

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,361,378)	(11,502,151)

CASH AND CASH EQUIVALENTS, beginning of period	2,691,915	15,431,110

CASH AND CASH EQUIVALENTS, end of period	$1,330,537	$3,928,959

CONTACT: China ACM Investor Relations
Phone: +86-10-82525361
E-mail: IR@china-acm.com